MALIZIA SPIDI & FISCH, PC
                                ATTORNEYS AT LAW

901 NEW YORK AVENUE, N.W.                             1900 SOUTH ATHERTON STREET
SUITE 210 EAST                                                         SUITE 101
WASHINGTON, D.C.  20001                                 STATE COLLEGE, PA  16801
(202) 434-4660                                                    (814) 466-2728
FACSIMILE: (202) 434-4661                             FACSIMILE:  (814) 272-3514



January 31, 2006

American Bancorp of New Jersey, Inc.
365 Broad Street
Bloomfield, New Jersey 07003

               RE:   Registration Statement on Form S-8:
                     -----------------------------------
                     American Bancorp of New Jersey, Inc. 2005 Stock Option Plan American Bank of New Jersey 2005 Restricted Stock Plan

Gentlemen:

         We have acted as special counsel to American Bancorp of New Jersey, Inc., a New Jersey corporation (the "Company"), in connection with the preparation of the Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission (the "Registration Statement") under the Securities Act of 1933, as amended, relating to 902,607 shares of common stock, par value $.10 per share (the "Common Stock") of the Company which may be issued
(i) upon the exercise of options for 694,314 shares of Common Stock granted under the American Bancorp of New Jersey, Inc. 2005 Stock Option Plan, and (ii) upon the award of 208,293 shares of Common Stock under the American Bank of New Jersey 2005 Restricted Stock Plan (collectively, the "Plans"), as more fully described in the Registration Statement. You have requested the opinion of this firm with respect to certain legal aspects of the proposed offering.

         We have examined such documents, records, and matters of law as we have deemed necessary for purposes of this opinion and based thereon, we are of the opinion that the Common Stock when issued pursuant to the stock awards granted under and in accordance with the terms of the Plans will be validly issued, fully paid, and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement on Form S-8.


                                                  Sincerely,



                                                  /s/Malizia Spidi & Fisch, PC
                                                  ------------------------------
                                                  Malizia Spidi & Fisch, PC